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                                                                    EXHIBIT 10.9



                          IRREVOCABLE LETTER OF CREDIT
                                No. LC 968-056276

                                 March 15, 1995

First-Citizens Bank & Trust Company, as Trustee
2917 Highwoods Boulevard
Raleigh, North Carolina 27604
Attention: Corporate Trust Department

Gentlemen:

       1. We hereby establish, at the request and for the account of Dixie Bedding Company, a North Carolina corporation (the "Company"), in your favor, as Trustee under the Indenture of Trust dated as of March 1, 1995 (the "Indenture) between the Iowa Finance Authority (the "Issuer") and you, as Trustee, pursuant to which $3,000,000 in aggregate principal amount of the Issuer's Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Dixie Bedding Company Project) Series 1995 (the "Bonds") have been issued, our Irrevocable Letter of Credit No. LC 968-056276 (the "Letter of Credit"), in the amount of $3,262,500 (as more fully described below), effective immediately and expiring on the earliest to occur of any of the following events (the "Termination Date): (i) 5:00 p.m., Winston-Salem, North Carolina time, on April 5, 1998, or, if such date is extended pursuant to Section 2.2(b) of the Reimbursement and Security Agreement dated as of March 1, 1995 between the Company and us (the "Reimbursement Agreement"), 5:00 p.m., Winston-Salem. North Carolina time, on the date as so extended, (ii) the date on which the principal amount of and interest on the Bonds shall have been paid in full, (iii) 5:00 p.m., Winston-Salem, North Carolina time, on the second Business Day following conversion of the interest rate on the Bonds to a Fixed Rate (as defined in the Indenture), (iv) the date on which we honor the draft drawn hereunder pursuant to Section 3.8(a)(iii) of the Indenture following an occurrence of an Event of Default under the Indenture and an acceleration, (v) the date this Letter of Credit is surrendered to us for a cancellation, or (vi) the date we honor the last drawing available hereunder.

       2. We hereby irrevocably authorize you to draw on us in accordance with the terms and conditions, and subject to reductions in amount and reinstatement, as hereinafter set forth, by your drafts, an aggregate amount not exceeding $3,262,500 (the "Letter of Credit Amount"), of which an aggregate amount not exceeding $3,000,000 may be drawn upon with respect to payment of principal of the Bonds (or that portion of the Purchase Price of Bonds corresponding to principal) (the "Letter of Credit Amount-Principal Component"), and of which an aggregate amount not exceeding $262,500 (but no more than an amount equal to accrued interest on the Bonds for the immediately preceding 210 days, computed as though the Bonds bore interest at the rate of fifteen percent (15%) per annum notwithstanding the actual rate borne by the Bonds from time to time) may be drawn upon with respect to payment of interest on the Bonds (or that portion of the Purchase Price of Bonds corresponding to interest) (the "Letter of Credit Amount-Interest Component"). The foregoing maximum amounts comprising the Letter of Credit Amount-Principal Component and the Letter of Credit Amount-Interest Component will be reduced upon redemption of any Bonds as provided in Section
2.18 of the Indenture or upon payment of Bonds at maturity or upon defeasance

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of any Bonds pursuant to Article V of the Indenture, and in such circumstances you shall deliver to us a certificate in the form of Exhibit 5 attached hereto.

       3. Only you, as Trustee may make drawings under this Letter of Credit. Upon the payment to you or your account of the amount specified in a draft drawn hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such draft to you or to any other person who may have made to you or who makes to you a demand for purchase of, or payment of principal of or interest on any Bond. Bonds which are registered in the name of, or held by or for the account of the Company or are held or required to be held pursuant to Article VII of the Reimbursement Agreement shall not be entitled to any benefit of this Letter of Credit.

       4. The Letter of Credit Amount-Principal Component and the Letter of Credit Amount-Interest Component, as the case may be, shall be reduced immediately following our honoring any draft drawn hereunder to pay principal of, or interest on, the Bonds, to pay the interest portion of the Purchase Price of the Bonds, or to pay the principal portion of the Purchase Price of the Bonds (a "Tender Drawing"), in each case by an amount equal to the amount of such draft.

       5. On the tenth calendar day following each drawing hereunder to pay interest on the Bonds (including interest constituting a portion of the Purchase Price of the Bonds), the amount so drawn shall be restored to the Letter of Credit Amount-Interest Component unless you shall have theretofore received notice from us to the effect that (i) we have not been reimbursed in full by the Company for the amount of such drawing, together with interest, if any, owing thereon pursuant to the Reimbursement Agreement or (ii) an Event of Default under the Reimbursement Agreement between the Company and us has occurred and is then continuing.

       6. Immediately upon our written notice to you that we have been reimbursed for any loan made by us to the Company, the proceeds of which loan were used by the Company to reimburse us for a Tender Drawing hereunder, the amount so drawn shall be restored, as of the date of the Tender Drawing, to the Letter of Credit Amount-Principal Component.

       7. Subject to the provisions of paragraphs 5 and 6 hereof, drawings hereunder honored by us shall not, in the aggregate, exceed the Letter of Credit Amount, as reduced from time to time pursuant to the terms hereof.

       8. Funds under this Letter of Credit are available to you against (a) your draft payable on the date such draft is drawn on us, stating on its face:
"Drawn under Wachovia Bank of North Carolina, National Association Irrevocable Letter of Credit No. LC 968-056276" and (b) if the drawing is being made with respect to payment of principal of the Bonds, a certificate signed by you in the form of Exhibit 1 attached hereto appropriately completed, (c) if the drawing is being made with respect to payment of interest on the Bonds, a certificate signed by you in the form of Exhibit 2 attached hereto appropriately completed,
(d) if the drawing is a Tender Drawing, a certificate signed by you in the form of Exhibit 3 attached hereto appropriately completed, and (e) simultaneously with any Tender Drawing being made hereunder, a certificate signed by you in the

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form of Exhibit 4 attached hereto appropriately completed regarding the portion of the Purchase Price of the Bonds corresponding to interest. Such draft(s) and certificate(s) shall be dated the date of presentation, which shall be made at our offices located at 301 N. Main Street, Winston-Salem, North Carolina 27150,
Attention: International Department (or any other office which may be designated by us by written notice delivered to you). If we receive your draft(s) and certificate(s) at such office, all in strict conformity with the terms and conditions of this Letter of Credit, at or prior to 11:00 a.m., Winston-Salem, North Carolina time, on a Business Day on or prior to the Termination Date, we will honor the same no later than 1:00 p.m., Winston-Salem, North Carolina time, on the same Business Day in accordance with your payment instructions. If we receive your drafts and certificates (as referenced in subparagraphs (a) through (e) above) after 11:00 a.m., Winston-Salem, North Carolina time, on a Business Day on or prior to the Termination Date, we will honor the same no later than 11:00 a.m., Winston-Salem, North Carolina time, on the next succeeding Business Day. Advance notification of drawings under this Letter of Credit may be made by a telecopy transmission of the documents described in the applicable subparagraphs (a) through (e) above not less than one Business Day prior to date of presentation to Telecopier No. (910) 770-5931 (with transmission confirmed by call to Telephone No. (910) 770-6456) or such other telecopier and telephone numbers that we hereafter designate by written notice delivered to you. If an advance notification of made by telecopier, it must contain an additional certification by you that originals of the draft and certificate on your letterhead manually signed by one of your officers will be concurrently forwarded to us by express courier to reach us by the date of payment. Payment under this Letter of Credit will be made out of our funds and, if requested by you, will be made by wire transfer of federal funds to your account with any bank which is a member of the Federal Reserve System, or by deposit of immediately available funds into a designated account that you maintain with us.

       9. As used herein, the term "Business Day" shall mean any day on which the offices of the Bank at which drawings on this Letter of Credit are made, the Trustee, the Paying Agent, the Tender Agent, the Registrar and the Remarketing Agent (as each such term is defined in the Indenture) are each open for business and on which The New York Stock Exchange is not closed.

       10. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at our office address set forth in or designated pursuant to paragraph 8 above and shall specifically refer to the number of this Letter of Credit.

       11. This Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as Trustee under the Indenture and may be successively so transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in form of
Exhibit 6 attached hereto and payment of our customary transfer fee.

       12. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds, the Indenture and the Reimbursement Agreement), except the forms of the certificates and the drafts referred to herein;


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and any such reference (except as aforesaid) shall not be deemed to incorporate herein, any document, instrument or agreement except for such certificate or draft.

       13. Except as otherwise specifically provided herein, this Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 or by subsequent Uniform Customs and Practice for Documentary Credits fixed by subsequent Congresses of the International Chamber of Commerce (the "UCP"), and to the extent not inconsistent with the UCP, the laws of the State of North Carolina.

                                                Very truly yours,

                                                WACHOVIA BANK OF NORTH CAROLINA,
                                                NATIONAL ASSOCIATION

                                                By:      /S/
                                                         -----------------------
                                                         Authorized Officer


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